Exhibit (e)(2)

Amended and Restated

Schedule A

to the

Distribution Agreement

by and between

BMO Funds, Inc.

and

M&I Distributors, LLC

Names of Funds

BMO Low Volatility Equity Fund

BMO Large-Cap Value Fund

BMO Dividend Income Fund

BMO Large-Cap Growth Fund

BMO Mid-Cap Value Fund

BMO Mid-Cap Growth Fund

BMO Small-Cap Value Fund

BMO Small-Cap Growth Fund

BMO Pyrford International Stock Fund

BMO LGM Emerging Markets Equity Fund

BMO Pyrford Global Strategic Return Fund

BMO Ultra Short Tax-Free Fund

BMO Short Tax-Free Fund

BMO Short-Term Income Fund

BMO Short-Intermediate Bond Fund

BMO Intermediate Tax-Free Fund

BMO Government Income Fund

BMO TCH Corporate Income Fund

BMO TCH Core Plus Bond Fund

BMO Monegy High Yield Bond Fund

BMO TCH Emerging Markets Bond Fund

BMO Government Money Market Fund

BMO Tax-Free Money Market Fund

BMO Prime Money Market Fund

BMO Target Retirement 2010 Fund

BMO Target Retirement 2020 Fund

BMO Target Retirement 2030 Fund

BMO Target Retirement 2040 Fund

BMO Target Retirement 2050 Fund

BMO Diversified Income Fund

BMO Moderate Balanced Fund

BMO Growth Balanced Fund

BMO Aggressive Allocation Fund

BMO Diversified Stock Fund

BMO Aggressive Stock Fund

BMO Micro-Cap Fund

BMO Global Low Volatility Equity Fund

BMO Target Retirement 2015 Fund

BMO Target Retirement 2025 Fund

BMO Target Retirement 2035 Fund

BMO Target Retirement 2045 Fund

BMO Target Retirement 2055 Fund

BMO Small-Cap Core Fund

BMO Pyrford Global Equity Fund

BMO Multi-Asset Income Fund

BMO Global Natural Resources Fund

BMO Alternative Strategies Fund

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